Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

    On July 31, 2026, Deluxe Corporation ("Deluxe" or the "Company") completed the acquisition of Celero Commerce, a wholly-owned subsidiary of Celero Intermediate Holdings LLC, pursuant to the Equity Purchase Agreement and Plan of Merger, dated as of June 17, 2026 (as amended or supplemented from time to time, the "Merger Agreement"), by and among the Company, Calypso Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company ("Merger Sub"), Celero Intermediate Holdings LLC, a Delaware limited liability company ("Celero"), LLR V Payments, LLC, a Delaware limited liability company ("BlockerCo"), LLR Equity Partners International V, L.P., a Delaware limited partnership ("BlockerCo Seller"), and, in its capacity as representative of the Sellers, LLR Representative V, LLC, a Delaware limited liability company (the "Sellers' Representative") (referred to as the "Merger").

In connection with the consummation of the Merger on July 31, 2026, Deluxe funded the aggregate cash purchase price of approximately $625 million, plus certain seller transaction expenses and other adjustments, through borrowings under its Term Loan Facility and Revolving Credit Facility (the "Debt Financing"). The Debt Financing consisted of (i) an incremental Term Loan facility (the "Term Loan"), (ii) additional drawings under Deluxe's existing senior secured revolving credit facility (the "Revolving Credit Facility"), and (iii) interest rate swaps on the existing Term Loan facilities (the “Interest Rate Swaps”).

The Merger and the Debt Financing (collectively, the “Transactions”) are described in further detail in “Note 1. Description of the Transactions.”

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and gives pro forma effect to the Transactions, and includes adjustments intended to illustrate the estimated pro forma effects of the Merger (“Transaction Accounting Adjustments”) and the Debt Financing (“Financing Adjustments”), which are referred to collectively as the “Adjustments.” The unaudited pro forma condensed combined financial information is derived from and should be read in conjunction with the following:

•The unaudited consolidated financial statements of Deluxe as of and for the six months ended June 30, 2026, and related notes, as included in Deluxe’s Quarterly Report on Form 10-Q as filed with the SEC on August 6, 2026;
•The audited consolidated financial statements of Deluxe as of and for the year ended December 31, 2025, and related notes, as included in Deluxe’s Annual Report on Form 10-K as filed with the SEC on February 13, 2026;
•The unaudited consolidated financial statements of Celero, and related notes, as of and for the six months ended June 30, 2026 included within Exhibit 99.2 to this Form 8-K;
•The audited consolidated financial statements of Celero, and related notes, for the year ended December 31, 2025 included within Exhibit 99.1 to this Form 8-K.

The unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined income statements, referred to collectively as the unaudited pro forma condensed combined financial information, reflect the Merger using the acquisition method of accounting in accordance with ASC 805, Business Combinations, with Deluxe identified as the accounting acquirer, and the related financing transactions accounted for separately. Under this method of accounting, Deluxe is the accounting acquirer of Celero and the purchase price for Celero is allocated to the underlying assets acquired and liabilities assumed based on their respective fair values, with any excess purchase price allocated to goodwill.

The unaudited pro forma condensed combined balance sheet reflects the estimated effects of the Transactions as if they had been completed on June 30, 2026, and the unaudited condensed combined income statements for the six months ended June 30, 2026 and year ended December 31, 2025 are presented to give effect to the Transactions as if they occurred on January 1, 2025.

The unaudited pro forma condensed combined financial information was derived from Deluxe's and Celero’s historical financial statements, and gives effect to the following:

•the Merger and the impact of preliminary purchase accounting for the acquired assets and assumed liabilities;
•the impact of the Debt Financing on assets and liabilities and associated interest expense;
•transaction costs incurred in connection with the Transactions; and
•the related income tax effects of the pro forma adjustments.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only and is not necessarily indicative of what the Company’s combined financial position or results of operations would have been had the Transactions been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined financial information contains adjustments that are preliminary and may be revised. There can be no assurance that such revisions will not result in material changes to the information presented in the unaudited condensed combined pro forma financial information. The assumptions underlying the pro forma adjustments are described in greater detail in the accompanying notes to the unaudited pro forma condensed combined financial information.

DELUXE CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 30, 2026
(USD in Millions)

Deluxe Corporation (Historical) - USD		Celero Intermediate Holdings LLC (Historical) - USD	Transaction Accounting Adjustments	Notes	Financing Adjustment	Notes	Pro Forma Combined for Merger and Financing Adjustments
ASSETS
Current assets
Cash and cash equivalents	34.9	21.2	(664.6)	5A	640.5	6A	32.0
Trade accounts receivable, net of allowance for credit losses	169.2	16.5	-		-		185.7
Inventories and supplies, net of reserve	35.5	0.5	-		-		36.0
Prepaid expenses	32.8	1.4	-		-		34.2
Revenue in excess of billings	30.3	-	-		-		30.3
Settlement processing assets	17.5	-	-		-		17.5
Other current assets	53.9	1.6	1.7	5H	-		57.2
Total current assets	374.1	41.2	(662.9)		640.5		392.9
Goodwill	1,422.8	242.6	144.2	5J	-		1,809.6
Intangibles, net of accumulated amortization	327.8	57.3	200.7	5B	-		585.8
Property, plant and equipment, net of accumulated depreciation	141.4	0.7	-		-		142.1
Operating lease assets	39.4	5.4	(0.7)	5C	-		44.1
Long-term investments	7.8	-	-		-		7.8
Deferred income taxes	1.3	-	-		-		1.3
Other non-current assets	247.8	3.3	(0.3)	5H, 5K	2.6	6A	253.4
Total Assets	2,562.4	350.5	(319.0)		643.1		3,237.0
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	149.0	10.9	-		-		159.9
Accrued liabilities	144.6	13.4	9.5	5C,5E,5F, 5H	-		167.5
Settlement processing obligations	19.3	-	-		-		19.3
Current portion of long-term debt	-	0.8	(0.8)	5I	44.6	6A	44.6
Total current liabilities	312.9	25.1	8.7		44.6		391.3
Long-term debt	1,352.2	332.0	(332.0)	5I	598.5	6A	1,950.7
Deferred income taxes	50.3	0.5	4.0	5G	-		54.8
Finance lease liabilities	75.4	-	-		-		75.4
Operating lease liabilities	36.0	3.5	(0.1)	5C	-		39.4
Other non-current liabilities	27.7	0.2	1.5	5H	-		29.4
Commitments and contingencies
Redeemable preferred units	-	116.4	(116.4)	5D	-		-
SHAREHOLDERS' EQUITY
Common shares	45.8	-	-		-		45.8
Additional paid-in capital	139.0	-	-		-		139.0
Retained earnings	542.6	(127.0)	115.1	5D,5E,5F	-		530.7
Accumulated other comprehensive loss	(19.9)	(0.2)	0.2	5D	-		(19.9)
Non-controlling interest	0.4	-	-		-		0.4
Total shareholders' equity	707.9	(127.2)	115.3		-		696.0
Total Liabilities and Shareholders' Equity	2,562.4	350.5	(319.0)		643.1		3,237.0

See accompanying notes to unaudited pro forma condensed combined financial information.

DELUXE CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
For the Six Months ended June 30, 2026
(USD in Millions)

	Deluxe Corporation (Historical) - USD	Celero Intermediate Holdings LLC (Historical) - USD	Transaction Accounting Adjustments	Notes	Financing Adjustment	Notes	Pro Forma Combined for Merger and Financing Adjustments
Revenue
Service revenue	539.3	97.5	-		-		636.8
Product revenue	498.1	1.6	-		-		499.7
Total revenue	1,037.4	99.1	-		-		1,136.5
Cost of services	314.9	48.6	(1.9)	5L	-		361.6
Cost of products	183.5	2.2	—		-		185.7
Total cost of revenue	498.4	50.8	(1.9)		-		547.3
Selling, general and administrative expense	411.5	35.0	17.5	5L,5M, 5R	-		464.0
Restructuring and integration expense	5.2	0.6	-		-		5.8
(Gain) loss on sale of businesses and long-lived assets	(5.1)	0.3	-		-		(4.8)
Operating income	127.4	12.4	(15.6)		-		124.2
Interest expense	55.6	15.2	(15.3)	5P	18.4	6B	73.9
Other income, net	(4.9)	-	-		-		(4.9)
Income before income taxes	76.7	(2.8)	(0.3)		(18.4)		55.2
Income tax provision	21.7	0.0	(0.7)	5Q	(4.7)	6C	16.3
Net income	55.0	(2.8)	0.4		(13.7)		38.9
Net income attributable to non-controlling interest	0.1	-	-		-		0.1
Net income attributable to Deluxe	54.9	(2.8)	0.4		(13.7)		38.8
Basic earnings per share (Note 7)	$1.20						$0.85
Diluted earnings per share (Note 7)	$1.18						$0.84

See accompanying notes to unaudited pro forma condensed combined financial information.

DELUXE CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
For the Year ended December 31, 2025
(USD in Millions)

	Deluxe Corporation (Historical) - USD	Celero Intermediate Holdings LLC (Historical) - USD	Transaction Accounting Adjustments	Notes	Financing Adjustments	Notes	Pro Forma Combined for Merger and Financing Adjustments
Revenue
Service revenue	995.4	196.1	-		-		1,191.5
Product revenue	1,137.8	2.7	-		-		1,140.5
Total revenue	2,133.2	198.8	-		-		2,332.0
Cost of services	573.3	96.6	(2.0)	5L	-		667.9
Cost of products	429.2	4.7	—		-		433.9
Total cost of revenue	1,002.5	101.3	(2.0)		-		1,101.8
Selling, general and administrative expense	873.3	72.1	53.4	5L,5M,5N,5O,5R	-		998.8
Restructuring and integration expense	19.3	0.8	-		-		20.1
Asset impairment charges	5.7	-	-		-		5.7
Gain on sale of businesses and long-lived assets	-	0.3	-		-		0.3
Operating income	232.4	24.3	(51.4)		-		205.3
Interest expense	122.0	29.2	(29.4)	5P	30.0	6B	151.8
Other income, net	(8.7)	-	-		-		(8.7)
Income before income taxes	119.1	(4.9)	(22.0)		(30.0)		62.2
Income tax provision	36.9	0.8	(4.6)	5Q	(7.6)	6C	25.5
Net income	82.2	(5.7)	(17.4)		(22.4)		36.7
Net income attributable to non-controlling interest	0.1	-	-		-		0.1
Net income attributable to Deluxe	82.1	(5.7)	(17.4)		(22.4)		36.6
Basic earnings per share (Note 7)	$1.83						$0.82
Diluted earnings per share (Note 7)	$1.80						$0.80

See accompanying notes to unaudited pro forma condensed combined financial information.

Note 1. Description of the Transactions

    On July 31, 2026, Deluxe completed the acquisition of Celero Commerce, pursuant to the Merger Agreement by and among Merger Sub, Celero, BlockerCo, BlockerCo Seller, and Sellers' Representative. Pursuant to the Merger Agreement, (i) the Company purchased from BlockerCo Seller all of the issued and outstanding equity securities of BlockerCo, and (ii) Merger Sub merged with and into Celero, whereupon the separate limited liability company existence of Merger Sub ceased and Celero was the surviving limited liability company and became a wholly owned subsidiary of the Company.

Pursuant to the Merger Agreement, the aggregate cash purchase price for the Merger was approximately $625 million, plus payment of certain seller transaction expenses and subject to other adjustments.
The Company used the proceeds of the Term Loan Facility, together with a draw on the Revolving Credit Facility, to finance the purchase price of the Merger and to pay related fees, costs and expenses. The Revolving Credit Facility is available for working capital needs, permitted acquisitions and capital expenditures and for other general corporate purposes.

Refer to “Note 4. Accounting Treatment and Preliminary Purchase Price Allocation” of the unaudited pro forma condensed combined financial information for the purchase price consideration calculation.
Note 2. Basis of Presentation

    The unaudited pro forma condensed combined financial information was prepared pursuant to Article 11 of Regulation S-X. The unaudited pro forma condensed combined balance sheet as of June 30, 2026, combines the historical consolidated balance sheets of Deluxe and Celero, giving effect to the Transactions as if they had been completed on June 30, 2026. The unaudited pro forma condensed combined income statements for the six months ended June 30, 2026, and the year ended December 31, 2025, combine the historical consolidated income statements of Deluxe and Celero giving effect to the Transactions as if they had been completed on January 1, 2025.
The historical consolidated financial statements of Deluxe and Celero were prepared in accordance with U.S. GAAP and presented in U.S. dollars. For purposes of the unaudited pro forma financial information, the acquisition of Celero has been accounted for using the acquisition method of accounting in accordance with ASC 805, Business Combinations, with Deluxe identified as the accounting acquirer. Under ASC 805, assets acquired and liabilities assumed in a business combination are recognized and measured at acquisition date fair value. The excess of consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill. Accordingly, the purchase consideration allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value. Deluxe will finalize the accounting for the Merger as soon as practicable within the measurement period, but in no event later than one year from the transaction date in accordance with ASC 805.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the Transactions been consummated on the dates indicated or that the combined company may achieve in future periods. The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Transactions, or any integration costs that may be incurred. The Adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that Deluxe believes are reasonable and supportable. As the unaudited pro forma condensed combined financial information has been prepared based on these assumptions, the final amounts recorded may differ materially from the information presented herein.

Note 3. Accounting Policies and Reclassifications

    During the preparation of the unaudited pro forma condensed combined financial information, management performed a preliminary analysis of financial information to identify differences in accounting policies and financial statement presentation between Deluxe and Celero. Based on this analysis, management is not currently aware of any material accounting policy differences requiring adjustment, other than the reclassifications described herein. However, the combined company will continue to perform a comprehensive assessment of the accounting policies of both entities. As this review progresses, additional differences may be identified that, when conformed to a consistent basis of accounting, could have a material impact on the unaudited pro forma condensed combined financial information. The reclassifications summarized below have been made to conform Celero’s historical financial statement presentation to Deluxe’s financial statement presentation.

Celero Intermediate Holdings LLC Unaudited Condensed Combined Balance Sheet Reclassifications
As of June 30, 2026
(in millions)

Combined organization	Celero Intermediate Holdings LLC	Celero Intermediate Holdings LLC (Historical)	Reclassification Adjustments	Notes	Celero Intermediate Holdings LLC (Historical as adjusted)
ASSETS
Current assets
Cash and cash equivalents	Cash and cash equivalents	21.2	-		21.2
	Restricted cash	0.7	(0.7)	(a)	-
Trade accounts receivable, net of allowance for credit losses	Accounts receivable, net	17.3	(0.8)	(b)	16.5
Inventories and supplies, net of reserve	Inventory	0.5	-		0.5
Prepaid expenses	Prepaid expenses and other current assets	2.2	(0.8)	(c)	1.4
Revenue in excess of billings		-	-		-
Settlement processing assets		-	-		-
Other current assets		-	0.8	(b)	1.6
		-	0.8	(c)	-
Total current assets		41.9	(0.7)		41.2
Goodwill	Goodwill	242.6	-		242.6
Intangibles, net of accumulated amortization	Intangible assets, net	52.1	5.2	(d)	57.3
	Capitalized software, net	5.2	(5.2)	(d)	-
Property, plant and equipment, net of accumulated depreciation	Property and equipment, net	0.7	-		0.7
Operating lease assets	Operating lease right-of-use assets, net	5.4	-		5.4
Long-term investments		-	-		-
Deferred income taxes		-	-		-
Other non-current assets	Other non-current assets	2.6	0.7	(a)	3.3
Total Assets		350.5	—		350.5
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	Accounts payable	6.9	4.0	(e)	10.9
Accrued liabilities	Accrued expenses and other current liabilities	12.3	(4.0)	(e)	13.4
			(0.2)	(f)	-
			1.3	(g)	-
			0.7	(h)	-
			3.3	(i)	-
	Current portion of lease liabilities	1.3	(1.3)	(g)	-
	Deferred revenue	0.7	(0.7)	(h)	-
	Contingent consideration	3.3	(3.3)	(i)	-
Settlement processing obligations		-	-		-
Current portion of long-term debt	Current portion of debt	0.8	-		0.8
Total current liabilities		25.3	(0.2)		25.1
Long-term debt	Debt, net of current portion	332.0	-		332.0
Deferred income taxes	Deferred tax liabilities	0.5	-		0.5
Finance lease liabilities		-	-		-
Operating lease liabilities	Operating lease liabilities, net of current portion	3.5	-		3.5
Other non-current liabilities		-	0.2	(f)	0.2
Commitments and contingencies
Redeemable preferred units	Redeemable preferred units	116.4	-		116.4
SHAREHOLDERS' EQUITY
Common shares		-	-		-
Additional paid-in capital		-	-		-
Retained earnings	Accumulated deficit	(127.0)	-		(127.0)
Accumulated other comprehensive loss	Accumulated other comprehensive loss	(0.2)	-		(0.2)
Non-controlling interest		-	-		-
Total shareholders' equity		(127.2)	-		(127.2)
Total Liabilities and Shareholders' Equity		350.5	-		350.5

(a) Reclassification from "Restricted cash" to "Other non-current assets"
(b) Reclassification of other receivables from “Accounts receivable, net” to “Other current assets”
(c) Reclassification of merchant funds from "Prepaid expenses and other current assets" to "Other current assets"
(d) Reclassification from "Capitalized software, net" to "Intangibles, net of accumulated amortization"
(e) Reclassification of accrued payables from "Accrued expenses and other current liabilities" to "Accounts payable"
(f) Reclassification of loss reserves from "Accrued expenses and other current liabilities" to "Other non-current liabilities"
(g) Reclassification from "Current portion of lease liabilities" to "Accrued liabilities"
(h) Reclassification from "Deferred revenue" to "Accrued liabilities"
(i) Reclassification from "Contingent consideration" to "Accrued liabilities"

Celero Intermediate Holdings LLC Unaudited Condensed Combined Income Statement Reclassifications
For the Six Months ended June 30, 2026
(in millions)

Combined organization	Celero Intermediate Holdings LLC	Celero Intermediate Holdings LLC (Historical)	Reclassification Adjustments	Notes	Celero Intermediate Holdings LLC (Historical as adjusted)
Revenue
Service revenue	Payment processing	96.2	0.8	(a)	97.5
			0.5	(b)	-
	Software-as-a-service	0.8	(0.8)	(a)	-
Product revenue	Other revenue	2.1	(0.5)	(b)	1.6
Total revenue		99.1	-		99.1
Cost of services		-	43.7	(c)	48.6
		-	3.0	(d)	-
		-	1.9	(e)	-
Cost of products		-	2.2	(f)	2.2
Total cost of revenue		-	50.8		50.8
	Residuals and other cost of services (excluding depreciation and amortization)	45.9	(43.7)	(c)	-
			(2.2)	(f)	-
Selling, general and administrative expense	Selling, general and administrative (excluding depreciation and amortization)	30.3	(3.0)	(d)	35.0
			(0.6)	(g)	-
			8.3	(h)	-
	Depreciation and amortization	10.2	(8.3)	(h)	-
			(1.9)	(e)	-
Restructuring and integration expense		-	0.6	(g)	0.6
(Gain) loss on sale of businesses and long-lived assets	Loss on sale of business	0.3	-		0.3
Operating income		12.4	-		12.4
Interest expense	Interest expense, net	15.2	-		15.2
Other income, net		-	-		-
Income before income taxes		(2.8)	-		(2.8)
Income tax provision	Income tax expense	0.0	-		0.0
Net income	Net loss	(2.8)	-		(2.8)
Net income attributable to non-controlling interest		-	-		-
Net income attributable to Deluxe		(2.8)	-		(2.8)

(a) Reclassification from "Software-as-a-service" to “Service revenue”
(b) Reclassification of service revenues from "Other revenue" to "Service revenue"
(c) Reclassification of service costs from "Residuals and other cost of services (excluding depreciation and amortization)" to "Cost of services"
(d) Reclassification of service costs from "Selling, general and administrative (excluding depreciation and amortization)" to "Cost of services"
(e) Reclassification of service costs from "Depreciation and amortization" to "Cost of services"
(f) Reclassification of product costs from "Residuals and other cost of services (excluding depreciation and amortization)" to "Cost of products"
(g) Reclassification of restructuring costs from "Selling, general and administrative (excluding depreciation and amortization)" to "Restructuring and integration expense"
(h) Reclassification from "Depreciation and amortization" to "Selling, general and administrative expense"

Celero Intermediate Holdings LLC Unaudited Condensed Combined Income Statement Reclassifications
For the Year ended December 31, 2025
(in millions)

Combined organization	Celero Intermediate Holdings LLC	Celero Intermediate Holdings LLC (Historical)	Reclassification Adjustments	Notes	Celero Intermediate Holdings LLC (Historical as adjusted)
Revenue
Service revenue	Payment processing	191.3	3.2	(a)	196.1
			1.6	(b)	-
	Software-as-a-service	3.2	(3.2)	(a)	-
Product revenue	Other revenue	4.3	(1.6)	(b)	2.7
Total revenue		198.8	-		198.8
Cost of services		-	86.7	(c)	96.6
		-	7.9	(d)	-
		-	2.0	(e)	-
Cost of products		-	4.7	(f)	4.7
Total cost of revenue		-	101.3		101.3
	Residuals and other cost of services (excluding depreciation and amortization)	91.4	(86.7)	(c)	-
			(4.7)	(f)	-
Selling, general and administrative expense	Selling, general and administrative (excluding depreciation and amortization)	60.6	(7.9)	(d)	72.1
			(0.8)	(g)	-
			18.1	(h)	-
			2.1	(i)	-
	Depreciation and amortization	20.1	(18.1)	(h)	-
			(2.0)	(e)	-
	Change in fair value of contingent consideration	2.1	(2.1)	(i)	-
Restructuring and integration expense		-	0.8	(g)	0.8
Asset impairment charges		-	-		-
(Gain) loss on sale of businesses and long-lived assets	Loss on sales of property and equipment	0.3	-		0.3
Operating income		24.3	-		24.3
Interest expense	Interest expense, net	29.2	-		29.2
Other income, net		-	-		-
Income before income taxes		(4.9)	-		(4.9)
Income tax provision	Income tax expense	0.8	-		0.8
Net income	Net loss	(5.7)	-		(5.7)
Net income attributable to non-controlling interest		-	-		-
Net income attributable to Deluxe		(5.7)	-		(5.7)

(a) Reclassification from "Software-as-a-service" to “Service revenue”
(b) Reclassification of service revenues from "Other revenue" to "Service revenue"
(c) Reclassification of service costs from "Residuals and other cost of services (excluding depreciation and amortization)" to "Cost of services"
(d) Reclassification of service costs from "Selling, general and administrative (excluding depreciation and amortization)" to "Cost of services"
(e) Reclassification of service costs from "Depreciation and amortization" to "Cost of services"
(f) Reclassification of product costs from "Residuals and other cost of services (excluding depreciation and amortization)" to "Cost of products"
(g) Reclassification of restructuring costs from "Selling, general and administrative (excluding depreciation and amortization)" to "Restructuring and integration expense"
(h) Reclassification from "Depreciation and amortization" to "Selling, general and administrative expense"
(i) Reclassification from "Change in fair value of contingent consideration" to "Selling, general and administrative expense"

Note 4. Accounting Treatment and Preliminary Purchase Price Allocation
    Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their acquisition date fair values, and transaction costs associated with the business combination are expensed as incurred. The excess of purchase consideration over the estimated fair value of identifiable assets acquired and liabilities assumed, if any, is allocated to goodwill.

The consideration transferred calculated in accordance with ASC 805 is based on the purchase consideration as delineated in the Merger Agreement. Total estimated consideration paid by Deluxe to purchase Celero was $664.6 million, after working capital and other customary post-closing adjustments of approximately $39.6 million.

In accordance with ASC 805, Deluxe will assign fair value to assets acquired and liabilities assumed using best estimates and assumptions as of the closing date of the Merger. The determination of the estimated fair values of assets acquired and liabilities assumed requires significant judgment and often involves the use of various estimates and assumptions. The following table sets forth a preliminary allocation of the estimated purchase price to the identifiable tangible and intangible assets acquired and liabilities assumed as if the acquisition had taken place on June 30, 2026, with the excess recorded to goodwill.

The estimated fair values and purchase price allocation are preliminary. A final determination of the fair value of assets acquired, including any identifiable intangible assets, and liabilities assumed will be completed within one year of the Merger closing date. Since the unaudited pro forma financial information has been prepared based on preliminary fair values, the final amounts may differ materially from the information presented herein.

Preliminary Purchase Price Allocation

(in millions)	Preliminary Fair Value
Total purchase consideration	$664.6
Assets
Cash and cash equivalents	21.2
Trade accounts receivable	16.5
Inventories and supplies	0.5
Prepaid expenses	1.4
Other current assets	3.3
Intangibles	258.0
Property, plant and equipment	0.7
Operating lease assets	4.7
Other non-current assets	3.0
Total assets	309.3
Liabilities
Accounts payable	10.9
Accrued liabilities	11.0
Deferred income taxes	4.5
Operating lease liabilities	3.4
Other non-current liabilities	1.7
Total liabilities	31.5
Net assets	$277.8
Goodwill	$386.8

Note 5. Transaction Accounting Adjustments
Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2026

    The unaudited pro forma condensed combined balance sheet as of June 30, 2026, reflects the following adjustments:
(5A) Reflects a reduction in cash of $664.6 million, related to the payment of the purchase consideration in connection with the Merger.
(5B) Reflects the adjustment to intangible assets to reflect the preliminary fair value of $258.0 million for identifiable intangible assets acquired in connection with the Merger and the elimination of the acquiree's historical intangible assets with a carrying value of $57.3 million.

Fair value of Celero’s Intangible Assets:
(in millions)	June 30, 2026
Merchant Relationships - ISV Channel	$30.0
Merchant Relationships - All Other Channels	215.0
Developed technology	11.0
Trade name	2.0
Fair value of intangible assets	$258.0
Less: Historical intangible assets	(57.3)
Total pro forma adjustment to intangible assets	$200.7
(5C) Reflects the remeasurement of the acquired operating lease assets and operating lease liabilities of Celero using the incremental borrowing rate of Deluxe.

Fair value of Celero’s Operating Leases:
(in millions)	Operating Lease Assets	Short-term Operating Lease Liabilities	Long-term Operating Lease Liabilities
Fair Value	$4.7	$1.3	$3.4
Less: Historical amounts	(5.4)	(1.3)	(3.5)
Total pro forma adjustment to leases	$(0.7)	$-	$(0.1)
(5D) Reflects the elimination of historical redeemable preferred shares of $116.4 million and historical shareholders’ equity of ($127.2) million. Celero held $116.4 million of mezzanine equity in the form of redeemable preferred shares which was extinguished as part of the Transactions.
(5E) Reflects approximately $9.9 million of estimated direct, incremental transaction costs incurred or expected to be incurred in connection with the Merger, including advisory, legal, accounting, and other professional fees. These costs are directly attributable to the Merger, are nonrecurring in nature, and are not expected to have an ongoing impact on the Company’s results of operations.
(5F) Reflects the accrual of estimated employee severance costs of $2.0 million incurred in connection with the Merger. As the severance payments relate to employee termination costs arising from the Merger rather than consideration transferred to the sellers, the amounts are excluded from purchase consideration and recognized separately as an expense.
(5G) Reflects the adjustment to establish a net deferred tax liability arising from differences between the book and tax basis in Deluxe’s acquisition of Celero. Deluxe will obtain a step-up in the tax basis of 91.75% of Celero’s assets attributable to its acquisition of Celero units directly from Celero Intermediate Holdings, LLC. Accordingly, no material deferred tax asset or liability arises since tax basis in the assets will approximate fair value. There will be carryover tax basis in the remaining 8.25%. Therefore, a deferred tax liability has been recorded on the difference between fair value and the 8.25% carryover tax basis, calculated at a combined federal and blended state tax rate of 25.5%.

(5H) Reflects the gross up of an indemnification asset of $3.2 million ($1.7 million in other current assets and $1.5 million in other non-current assets) relating to amounts put in escrow and a $2.4 million reduction to accrued liabilities to record contingent liabilities at fair value. The escrow secured Celero’s obligation for contingent earn-out payments that could become due under agreements that predate Deluxe’s acquisition of Celero. The underlying arrangements became an obligation of the Deluxe consolidated group upon the Merger, and Deluxe is responsible for any payment that becomes due under the arrangements.

(5I) Reflects the repayment of Celero's historical indebtedness of approximately $332.8 million in connection with the Transactions. The indebtedness was repaid at closing and, therefore, is not outstanding following consummation of the Merger. Accordingly, the historical debt balance has been eliminated from the unaudited pro forma condensed combined balance sheet.

(in millions)	Carrying Value as of June 30, 2026
Term loan	$315.0
Delayed Draw Loan	21.0
Debt Issuance Costs	(3.2)
Pro forma adjustment to historical debt	$332.8
(5J) Represents the adjustment of $144.2 million to goodwill based on the purchase price allocation as described above.

(in millions)	June 30, 2026
Merger Consideration	$664.6
Less: Net Assets Acquired (Note 4)	(277.8)
Less: Historical Goodwill of Celero (Note 3)	(242.6)
Pro forma adjustment to Goodwill	$144.2
(5K) Represents the elimination of Celero’s deferred contract acquisition costs of $1.8 million that do not qualify for separate asset recognition upon consummation of the Transactions. These deferred contract acquisition costs are recognized as part of the merchant relationship intangible assets acquired by Deluxe as part of the Transactions.

Unaudited Pro Forma Condensed Combined Income Statements for the Six Months Ended June 30, 2026, and the Year Ended December 31, 2025

    The unaudited pro forma combined statements of income for the six months ended June 30, 2026, and the year ended December 31, 2025, reflect the following adjustments:
(5L) Represents the pro forma adjustments to record the incremental amortization expense based on the preliminary fair value of intangible assets acquired of $16.2 million and $39.2 million, for the six months ended June 30, 2026 and the year ended December 31, 2025 respectively.

(in millions)	Estimated Useful Life (years)	For the Six Months Ended June 30, 2026	For the Year Ended December 31, 2025
Merchant Relationships - ISV Channel	10	$2.7	$5.9
Merchant Relationships - All Other Channels	10	21.2	47.9
Trade name	1.4	0.6	1.4
Developed technology	3	1.8	3.7
Amortization of identifiable intangible assets		$26.3	$58.9
Less: Historical amortization expenses recorded		(10.1)	(19.7)
Incremental pro forma adjustment for amortization		$16.2	$39.2
Pro forma adjustment allocated to cost of services		$(1.9)	$(2.0)
Pro forma adjustment allocated to selling, general and administrative expense		$18.1	$41.2
(5M) Represents the pro forma adjustments to record the reduction in lease expense based on the preliminary fair value of leases acquired for the six months ended June 30, 2026 and the year ended December 31, 2025 respectively.

(in millions)	For the Six Months Ended June 30, 2026	For the Year Ended December 31, 2025
Lease expense on remeasured operating leases	$0.7	$1.6
Less: Historical lease expense recorded	(0.8)	(1.7)
Incremental pro forma adjustment for lease expense	$(0.1)	$(0.1)
(5N) Reflects the recognition of estimated non-recurring retention bonus and severance expense of $3.2 million associated with the Merger for the year ended December 31, 2025. The unaudited pro forma condensed combined income statement has been adjusted to reflect the estimated retention bonus and severance expense as if the Merger had occurred at the beginning of the earliest period presented. The retention bonuses and severance represent compensation for future employee services. As such, these costs are not included in purchase consideration and are recognized separately as compensation expense over the requisite service period.

(5O) Reflects the recognition of non-recurring transaction costs that Deluxe expects to incur in connection with the Merger of $9.9 million, presented as if the Merger closed on January 1, 2025.
(5P) Reflects the adjustment to interest expense of $15.3 million for the six months ended June 30, 2026 and $29.4 million for the year ended December 31, 2025 to eliminate historical interest expense related to Celero's indebtedness that was repaid in connection with the Merger. These costs would not have been incurred had the Merger occurred at the beginning of the respective periods presented.

(5Q) Represents the estimated tax effects of the pro forma transaction adjustments noted above, calculated for the six months ended June 30, 2026 and the year ended December 31, 2025, primarily by applying the combined company’s federal and blended state tax rate to the pro forma adjustments. Additionally, an adjustment was made to reflect the incremental corporate income tax benefit at a federal and blended state tax rate of 25.5% on the historic pretax loss of Celero. Celero historically operated as a limited liability company treated as a partnership for federal income tax purposes and, accordingly, was not subject to entity-level federal or state income tax; instead, Celero's taxable income was included in the income tax returns of its members. As a result of the Transactions, Celero's operations will be included in Deluxe's consolidated income tax provision and will be subject to corporate-level federal and state income taxes. The federal and blended state tax rate used for the unaudited pro forma condensed combined financial information will likely vary from the actual effective tax rates in periods as of and subsequent to the completion of the Transactions depending on post-Transactions activities, including legal entity restructuring, deductibility of transaction-related costs, geographical mix of earnings, realizability of deferred tax assets, among other factors.

(5R) Represents the reversal of amortization expense of $0.5 million for the six months ended June 30, 2026, and $0.8 million for the year ended December 31, 2025, related to Celero’s deferred contract acquisition costs that do not qualify for separate asset recognition upon consummation of the Transactions. Those costs are reflected in the fair value of the merchant relationship intangible assets acquired by Deluxe as part of the Transactions.

Note 6. Financing Adjustments
(6A) Deluxe used the proceeds of the Term Loan, together with a draw on the Revolving Credit Facility, to finance the purchase price of its acquisition of Celero and to pay related fees, costs and expenses. Deluxe entered into agreements consisting of (i) a senior secured first lien term loan facility in an aggregate principal amount of $800.0 million, of which $408.0 million was funded on July 31, 2026, and (ii) a senior secured first lien revolving credit facility in an aggregate principal amount of $400.0 million, of which $230.0 million was funded on July 31, 2026. The Revolving Credit Facility includes a $40 million swingline sub-facility and a $25 million letter of credit sub-facility. $15.0 million of the swingline sub-facility was drawn on July 31, 2026. The Credit Agreement permits the Company to establish additional incremental credit facilities thereunder subject to certain restrictions and conditions. The Revolving Credit Facility is available for working capital needs, permitted acquisitions and capital expenditures and for other general corporate purposes. The Term Loan facility requires quarterly principal payments beginning December 31, 2026, with initial installments of $15 million. The following table summarizes the debt financing obtained to fund the purchase consideration:

(in millions)	Term Loan	Revolver Facility	Swingline Sub-Facility	Total
Proceeds from debt financing	$408.0	$230.0	$15.0	$653.0
Payment of debt issuance costs	9.9	-	-	9.9
Pro forma adjustment to debt	$398.1	$230.0	$15.0	$643.1
Debt issuance costs recorded in other non-current assets	-	2.6	-	2.6
Pro forma adjustment to cash	$398.1	$227.4	$15.0	$640.5
(6B) Reflects the estimated incremental interest expense and amortization of debt issuance costs related to new financing Deluxe obtained in connection with the Merger, as noted in Note 6A above. These adjustments represent recurring effects of the new capital structure and are therefore included in both pro forma periods presented. The effect on unaudited pro forma net income of a 12.5 basis point (0.125%) change in interest rates on the Merger-related financing would be approximately $0.3 million and $0.6 million, for the six months ended June 30, 2026 and the year ended December 31, 2025, respectively.

As described above, in connection with the closing, Deluxe entered into an agreement for an incremental Term Loan facility. As part of the agreement for the incremental Term Loan facility, Interest Rate Swaps were entered into on the Term Loan facilities which were outstanding as of the Merger.

The table below presents the calculation of interest for the six months ended June 30, 2026 and for the year ended December 31, 2025, respectively.

(in millions)	Interest Expense for the Six Months Ended June 30, 2026	Interest Expense for the Year ended December 31, 2025
Term loan facility	$22.7	$47.6
Revolving credit facility	6.8	13.6
Swingline sub-facility	0.4	0.7
Amortization of debt issuance costs	1.8	3.6
Less: Historical interest expense	(12.3)	(33.4)
Less: Historical amortization of debt issuance costs	(1.0)	(2.1)
Pro forma adjustment	$18.4	$30.0
(6C) Represents the estimated tax effects of the pro forma financing adjustments noted above, calculated using the combined company’s estimated statutory rates for each period. The impact has been determined using an estimated blended tax rate of 25.5% for the six months ended June 30, 2026, and the year ended December 31, 2025.

Note 7. Pro Forma Earnings per Share
The following table presents the calculation of pro forma basic and diluted earnings per share for the six months ended June 30, 2026, and the year ended December 31, 2025:

(in millions, except per share amounts)	For the Six Months Ended June 30, 2026	For the Year Ended December 31, 2025
Pro forma earnings per share – basic:
Numerator:
Pro forma income attributable to common shares	$38.8	$36.6
Denominator:
Weighted-average number of shares outstanding	45.6	44.8
Pro forma earnings per share – basic	$0.85	$0.82

Pro forma earnings per share – diluted:
Numerator:
Pro forma income attributable to common shares	$38.8	$36.5
Denominator:
Weighted-average number of shares outstanding	46.3	45.5
Pro forma earnings per share – diluted	$0.84	$0.80